Exhibit 10.2
GROUND LEASE

BETWEEN

THE CITY OF OAK RIDGE NORTH

AND

BIOFUELS POWER CORPORATION

FOR GROUND GENERATION SITE

GROUND LEASE AGREEMENT

STATE OF TEXAS	§
§
COUNTY OF MONTGOMERY	§

THIS AGREEMENT, made and entered into this

THIS AGREEMENT, made and entered into this 1st day of August 2007 by and between The City of Oak Ridge North, hereinafter referred to as “Lessor”, and Biofuels Power Corporation, hereinafter referred to as “Lessee”.
WHEREAS, Lessee desires to lease from Lessor and Lessor desires to lease to Lessee the real property described on Exhibit “A” attached hereto and made a part hereof, being described as the Land, Leased Premises, Premises, situated in Oak Ridge North, Montgomery County, Texas and
WHEREAS, Lessee intends to construct certain improvements on the Land, said improvements described on attached Exhibit “B”.
NOW, THEREFORE, subject to the terms, provisions and conditions hereinafter set forth, and in consideration of the covenants of payment and performance stipulated herein, Lessor does hereby lease, demise and let unto Lessee and Lessee, subject to the terms of Paragraph 1 below, does hereby lease and rent from Lessor the real property described above, and the parties further agree as follows:
1.           Conditions.  Lessee accepts the Leased Premises in an “As-Is,” “Where-Is” condition, after debris and vehicles are removed.
2.           Term.  Subject to the terms of Paragraph 1, the primary term of this Lease shall be for a period of forty-four (44) months, said term to commence August 1, 2007 and terminate November 30, 2010.
3.           Rental.  Lessee agrees to pay as base rental to Lessor a monthly rent of $3,500 per month, and which amounts shall be payable to Lessor at the address shown below for a term of forty-four (44) months.  The first monthly installment of rent shall be due and payable on the Commencement Date and a like monthly installment shall be due and payable on or before the 15th day of each succeeding calendar month thereafter.  If the Commencement Date should be a date other than the first day of a calendar month, the monthly rental set forth above shall be prorated to the end of that calendar month, and all succeeding installments of rent shall be payable on or before the 15th day of each succeeding calendar month during the demised term.
4.           Renewal Options.  Lessor hereby grants to Lessee the right and option to extend the term of this Lease for tow (2) separate consecutive renewal terms of five (5) years each (the “Renewal Term” or “Renewal Terms”, as appropriate), the Renewal Terms to begin upon the expiration of the Primary Term or prior Renewal Term, provided that no Lessee Event of Default (as hereinafter defined in Paragraph 13) exists at such time.  All of the terms, provisions, and covenants of this Lease shall apply to each of the Renewal Terms, except that the rental amount be determined by parties at the time of said renewal option.  Lessee shall exercise each such option by delivering to Lessor written notice of its election to renew no later than one hundred ninety (190) days prior to the expiration of the Primary Term or Renewal Term, as is applicable.  Lessee’s rights under this Paragraph 4 shall terminate if (a) this Lease or Lessee’s right to possession of the Premises is terminated in accordance with this Lease in connection with the occurrence of a Lessee Event of Default, or (b) Lessee fails to timely exercise any of its options under this Paragraph 4, time being of the essence with respect to Tenant’s exercise thereof.

5.           Construction.  Approval of Plans and Specifications.  Within a period of thirty (30) days from the later of (i) the Effective Date (the date Lessor and Lessee executes this Agreement), (ii) the date on which Lessee receives all zoning, site plan and other similar approvals from applicable governmental authorities and Lessor, as applicable.

Building:  The building will consist of a metal building approximately 40 feet by 60 feet with a concrete slab.  The building will be used to house the generation equipment for an environmental shelter and sound suppression.

Access:  Gated access will be available from Alana Lane to the south, the fire line that runs along the rear of the shopping center to the north, and an access gate that will allow a thoroughfare from the lot lying to the west of the Biofuels Power site.

Land and Pad Site:  The land located within the Biofuels Power site will be graded to better manage the sheet flow which crosses the street.  All grading will be done with consideration of the neighbors and other tenants in and around the complex.  (See photos in Exhibit “C”.)

Drainage:  The City of Oak Ridge North has agreed to improve the drainage on Alana Lane to relieve some of the source of the runoff and sheet flow which negatively affects the Biofuels Power site and the rear access to the Robinson Road Shopping Center.

6.	Liability Insurance.
a.           Lessee shall maintain so called “all risk” fire and extended coverage insurance (including vandalism and malicious mischief insurance, and flood insurance) on the Improvements, with a limit of or in an amount not less than eighty percent (80%) of the replacement value thereof, less the cost of excavations, foundation, footings and underground tanks, conduits, pipes, pilings and other underground items.  Payments for losses shall be made solely to Lessee.
b.           Lessee shall also insure against property damage and public liability
c.           Tenant shall subscribe to the workers’ compensation law in the state in which the Premises are located and shall each maintain (at its sole cost and expense) workers’ compensation and employers’ liability insurance covering all of its employees as required of a subscriber to the relevant statutes in the state in which the Premises are located, in the amount of not less than FIVE HUNDRED THOUSAND DOLLARS ($500,000) per disease, and in the amount of not less than FIVE HUNDRED THOUSAND DOLLARS ($500,000) per disease aggregate.

7.           Rights of Leasehold Mortgagee.  Lessee, during the term of this Lease, shall not mortgage or otherwise encumber its leasehold estate or interest in any improvement hereafter situated upon the Land.
8.           Maintenance and Repair.  Lessee shall maintain and keep the Lease Premises in good order, repair and condition, at Lessee’s own cost and expense.  Lessee further agrees to keep the Leased Premises continually in a neat, orderly, sanitary and respectable condition, free from any environmental contamination.
9.           Equipment, Fixtures and Signs.  Lessee shall have the right to erect, install, maintain and operate on the Leased Premises such equipment, trade and business fixtures, and other personal property as Lessee may deem necessary or appropriate.  Any such installations shall not materially injure or deface the Improvements.  Lessee shall repair, at its sole cost and expense, any damage to the Leased Premises resulting from the removal of such personal property.
10.           Lessee’s Property.  All merchandise, equipment, property and vehicles in or about the Leased Premises, shall be at Lessee’s sole risk, and Lessee does hereby no and forever release Lessor from any and all claims or damages unless caused by Lessor’s gross negligence.
11.           Utilities.  Lessee shall pay all charges incurred for the use of utility services at the Leased Premises including, without limitation, gas, electricity, water, sanitary sewer, storm sewer, cable television, and telephone, impact, tap or connection fees associated with sewer and/or water service.
12.           Damage by Casualty.  If during the term hereof the Leased Premises or any part thereof shall suffer damages for fire, explosion, providential means or other casualty this Agreement shall not be terminated thereby but shall remain in full force and effect without regard of the extent of such damage.
13.           Default.
a.           Each of the following events shall be a “Lessee Event of Default” under this Lease:
i.           Lessee shall fail to pay any installment of rent hereby reserved or any other charges which are due hereunder as and when the same shall become due and shall not cure such default within seven (7) days after written notice thereof is given by Lessor to Lessee;
ii.           Lessee shall fail to comply with any term, provision or covenant of this Lease, other than the payment of rent or any other charges which are due hereunder, and shall not cure such failure within thirty (30) days after written notice thereof is given by Lessor to Lessee (provided that if such default cannot reasonably be cured within thirty (30) days, then Lessee shall have an additional reasonable period of time (not to exceed ninety (90) days) within which to cure such default);
iii.           Lessee shall be adjudged insolvent, make a transfer in fraud of creditors or make an assignment for the benefit of creditors;
iv.           Lessee shall file a petition under any section or chapter of the Bankruptcy Reform Act of 1978, as amended, or under any similar law or statute of the United States or any state thereof, or Lessee shall be adjudged bankrupt or insolvent in proceedings filed against Lessee thereunder, or

v.           A receiver or trustee shall be appointed for all or substantially all of the assets of Lessee or Guarantor and Lessee or Guarantor shall not have had such appointment discharged within thirty (30) days after Lessee receives written notices of such appointment.
b.           Upon the occurrence of any Lessee Event of Default, Lessor shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:
i.           Terminate this Lease, in which event Lessee shall immediately surrender the Premises to Lessor, and if Lessee fails to do so, Lessor may, without prejudiceto any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Lessee and any other person who may be occupying the Premises, or any part thereof, by force if necessary, without being liable to prosecution or for any claim for damages (including specifically any liability or duty under Section 93.002 of the Texas Property Code, which is specifically superseded hereby); and Lessee agrees to pay to Lessor on demand the amount of all loss and damage which Lessor may suffer by reason of such termination including without limitation, accrued rent and interest thereon pursuant to this Lease, the reasonable cost of recovering the Premises and the reasonable costs of reletting the Premises (including, without limitation, advertising costs, brokerage fees, leasing commissions, reasonable attorneys’ fees and reasonable refurbishing costs), whether through inability to relet the Premises on satisfactory terms or otherwise;
ii.           Enter upon and take possession of the Premises (without terminating the Lease) and expel or remove Lessee and other persons who may be occupying the Premises, or any part thereof, by force if necessary, without being liable to prosecution or for any claim for damages (including specifically any liability or duty under Section 93.002 of the Texas Property Code, which is specifically superseded hereby), and relet the Premises, as Lessee’s agent, and receive the rent therefore; and Lessee agrees to pay Lessor on demand any deficiency that may arise by reason of such reletting.  Lessee hereby waives any right to claim damages for such re-entry and repossession, including any rights granted to Lessee by Chapter 93 of the Texas Property Code.  In the event of a termination of Lessee’s possession of the Premises under this Paragraph 13(b) and notwithstanding anything in Section 93.002 of the Texas Property Code to the contrary, Lessor shall have no obligation whatsoever to tender to Lessee a key for new locks installed in the Premises and Lessee shall have no further right to possession of the Premises.  The provisions contained in the preceding sentence shall override and control any inconsistent conflicting provisions of Section 93.002 of the Texas Property Code.  In the event Lessor shall elect so to relet, then rent received by Lessor from such reletting shall be applied first, to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor (in such order as Lessor shall designate), second, to the payment of any cost of such reletting, including, without limitation, reasonable refurbishing costs, reasonable attorneys’ fees, advertising costs, brokerage fees and leasing commissions, and third, to the payment of rent due and unpaid hereunder (in such order as Lessor shall designate).  Lessor shall not be responsible or liable for any failure, and Lessee hereby waives any obligation on the part of Lessor, to relet the Premises or any part thereof or to collect any rent due upon any such reletting.  No re-entry or taking of possession of the Premises by Lessor pursuant to this paragraph shall be construed as an election on Lessor’s part  to terminate this Lease unless a written notice of such termination is given to Lessee pursuant to paragraph and, notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous breach.  If Lessor relets the Premises (it being understood and agreed that Lessor shall have no obligation whatsoever to relet the Premises), either before or after the termination of this Lease, for a rental greater than the rent provided in this Lease, then for that portion of the Premises that is subject to such new lease, all such excess rentals shall be and remain the exclusive property of Lessor, and Lessee shall not be, at any time, entitled to recover said excess rental; or

iii.           Enter upon the Premises, without being liable to prosecution of for any claim for damages, and do whatever Lessee is obligated to do under the terms of this Lease; and the Lessee agrees to reimburse Lessor on demand for any reasonable and necessary expenses which Lessor may incur in thus effecting compliance with Lessee’s obligations hereunder.  No repossession of or re-entering upon the Premises or any part thereof pursuant to this Paragraph 13(b) or otherwise and no reletting of the Premises or any part thereof pursuant to this Paragraph 13(b) shall relieve Lessee or any Guarantor of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering.  Pursuant of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Lessor hereunder or of any damage accruing to Lessor by reason of the violation of any of the terms, provisions and covenants herein contained.  Forbearance by Lessor to enforce one or more of the remedies herein provided upon the occurrence of a Lessee Event of Default shall not be deemed or construed to constitute a waiver of such default.
c.           Each of the following events shall be a “Lessor Event of Default” under this Lease:
i.           Lessor shall fail or refuse to pay any sum of money payable hereunder when due, and the failure or refusal continues for thirty (30) days after written notice thereof is given by Lessee to Lessor; or
ii.           Lessor shall fail or refuse to comply with any term, provision, or covenant of this Lease, other than provisions for the payment of money, and does not cure the failure or refusal within thirty (30) days after written notice thereof is given by Lessee to Lessor (provided that is such default cannot reasonably be cured within thirty (30) days, then Lessor as the case may be, shall have an additional reasonable period of time within which to cure such default).

d.           Upon the occurrence of any Lessor Event of Default, Lessee shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:
i.           Cure the Lessor Event of Default and in connection therewith pay or incur reasonable expenses.  Notwithstanding the foregoing, Lessee shall not have such right to cure a Lessor Event of Default set forth in Paragraph 13(c)(ii) in the event Lessor or their mortgagee takes action to cure such default within the cure period therein provided, but is unable, by reason of the nature of the work involved, to cure the same within such period, provided Lessor or their mortgagee (whoever commences such work) continues such work thereafter diligently and without unnecessary delays.  Additionally, Lessee shall have the right to remedy any default of an emergency nature, in the event Lessor or their morrgagee fails to commence to cure any default creating an emergency situation promptly upon being given notice which is reasonable under the circumstances, and Lessee shall have the right to remedy such a default without notice (if the giving of notice is not reasonably practicable) in the event of an emergency.  All sums so expended or obligations incurred by Lessee in connection with the foregoing, shall be paid by Lessor to Lessee within five (5) days after demand.
Pursuant to any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any damage accruing to Lessee by mason of the violation of any of the terms, provisions, and covenants herein contained.  Forbearance by Lessee to enforce one or more of the remedies herein provided upon the occurrence of a Lessor Event of Default shall not be deemed or construed to constitute a waiver of such default.
14.	Assignment of Subletting.
a.           Tenant shall not assign this Lease or sublet the whole or any part of the Premises without the prior written consent of Landlord, which consent Landlord shall not unreasonably withhold, condition or delay, provided (i) no Tenant Event of Default (hereinafter defined) has occurred and is continuing at the time of the request for consent to the assignment or sublease, (ii) the use to be made of the Premises by the assignee or subtenant shall be permitted by Paragraph  hereof, (iii) the assignee or subtenant shall assume in writing the performance of all of the terms, provisions and covenants of this Lease on the part of Tenant to be kept and performed, and (iv) shall deliver to Landlord within fifteen (15) days (or as soon thereafter as is reasonably practicable) after the assignment or subletting an executed duplicate of such agreement, together with a duly executed assumption agreement.  Any such assignment or subletting shall be otherwise subject to and upon all of the terms, provisions and covenants of this Lease.

b.           No assignment or subletting or collection of rent from the assignee or subtenant shall be deemed to constitute a novation or in any way release Tenant from further performance of its obligations under this Lease, and Tenant shall continue to be liable under this Lease for the balance of the Primary Term and any Renewal Term with the same force and effect as if no such assignment had been made.
15.           Warranty.  Lessor warrants that it has full right to execute and to perform this Agreement and to grant the estate demised and that Lessee, upon payment of the requirements and performance of the terms, conditions, covenants and agreements contained in the Lease, shall peacefully and quietly have, hold and enjoy the Leased Premises during the full term of this Agreement and any extension or renewal thereof, without interruption by Lessor or any person or persons lawfully or equitably claiming by, through, or under Lessor.
16.           Compliance with the Law.  Lessee shall, at its sole cost and expense, throughout the original term of the Lease or any renewal thereof, comply with all governmental laws, ordinances and regulations applicable to the use of the Lease Premises including, without limitation, environmental laws and regulations, the Americans with Disabilities Act of 1990, and all rules, orders and regulations of the National Board of Fire Underwriters or Sublessor’s fire insurance rating organization or other bodies exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions, which apply to the Leased Premises.
Lessee covenants and agrees that it will not use or allow the Lease Premises to be used for the storage, use, treatment or disposal of any “hazardous substance” as defined under either the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recover Act of 1976, the Superfund Amendments and Reauthorization Act of 1986, the Occupational Safety and Health Act, and any amendments thereto.  Lessee’s agreements under this paragraph 16 shall survive termination of this Lease.  Lessee shall, at its sole cost and expense, perform any “clean up” which may be required by any governmental or quasi-governmental agency and indemnify Lessor and Lessor’s mortgagee from any damage, loss or injury.
17.           Time of the Essence.  It is mutually agreed that time is of the essence of this Agreement and that all times herein provided shall be strictly adhered to.
18.           Non-Disturbance.  Provided Lessee is given a non-disturbance agreement by a future mortgagee or new lienholder, Lessee will agree to expressly subordinate its rights as Lessee hereunder to such mortgagee or lienholder.  So long as Lessee is not in default hereunder, should such mortgage be foreclosed, this Agreement shall not be affected and a purchaser at such foreclosure sale shall recognize Lessee’s right to continue to occupy the Leased Premises and to exercise and enjoy all rights granted hereunder.
19.           Waiver of Subrogation.  Anything in this Agreement to the contrary notwithstanding, Lessor and Lessee each hereby waives any and all rights of recovery, claim, action or cause of action against the other, its agents, officers, or employees for any loess or damage to or loss of any part of the land or any improvements thereto, or for damage to or loss of any personal property of such party therein, by reason of fire, the elements, or any other perils to the extent against which such matters are insured under the terms of the standard fire and extended coverage insurance policies, which either Lessee or Lessor may at his option elect to obtain, regardless of cause or origin, and each party hereto covenants that to the extent permitted by the laws and insurance regulations of the State of Texas, without penalty or extra premium charge on account thereof, no insurer shall hold any right of subrogation against such other party, but only to the extent that such waiver would not have the effect of invalidating any insurance coverage of Lessor or Lessee.

20.           Condemnation and Loss or Damage.  Lessor agrees that if 25% or more of the Lease Premises shall be taken or condemned (or sold in lieu thereof) for any public purpose to such an extent as to render the Leased Premises untenantable, this Agreement shall, at Lessee’s option, forthwith cease and terminate upon written notification from Lessee to Lessor.  All proceeds from any taking or condemnation (or sale in lieu thereof) of the Leased Premises shall belong to and be paid to Lessor.
21.           Surrender.  The Lessee shall on the last day of term or any renewal and extension thereof, or upon the sooner termination of the term, peaceably and quietly surrender the Leased Premises with any improvements to the Lessor, in good condition and repair, reasonable wear and tear thereof excepted.
22.           Holding Over by Lessee.  Should Lessee fail to vacate the Leased Premises or any part thereof after the expiration of the Primary Term hereof, then unless otherwise agreed in writing, such failure to vacate shall constitute and be construed as a tenancy from month-to-month (at 150% of the monthly installment of Base Rent for the immediately preceding calendar month) and shall otherwise be upon the same terms and conditions as set forth in this Lease.
23.           Waiver.  A waiver by Lessor or Lessee of any default or breach hereunder shall not be construed to be a continuing waiver or such default or breach, nor as a waiver or permission, express or implied, of any other or subsequent default or breach.
24.           Notices.  Any notice hereunder shall be sufficient if sent by registered mail to:
LESSEE:	Biofuels Power Corporation
10003 Woodloch Forest Drive, Suite 900
The Woodlands, TX 77380
LESSOR:	The City of Oak Ridge North
27424 Robinson Road
Oak Ridge North, TX 77385
25.           Successor.  The provisions, covenants and conditions of this Lease shall bind and inure to the benefit of the heirs, legal representative, successors and assigns of each of the parties hereto.
26.           Right to Terminate.  Lessor and/or Lessee, upon written notification to Lessor, shall have the right to terminate this Ground Lease if Lessee is unable to receive a building permit within sixty (60) days from execution of this Ground Lease Agreement by Lessor and Lessee.  If Lessee does not notify the Lessor in writing of the termination, then this Ground Lease remains in full force and effect.
27.           Liability of Trustee.  All persons, including the Tenant under this Lease, dealing with the Landlord in his capacity as Trustee, must look solely to the assets and property of the Trust for the satisfaction of any claim, damages or liability arising out of or resulting from the execution, performance, or non-performance by the landlord of its obligations under this Lease.  Landlord shall have no personal liability for the performance of failure of performance of any covenant, agreement or obligation of the Landlord under the terms of this Lease.  Any suit or claim arising out of or resulting from this Lease, if made, shall be instituted against Landlord solely in his representative capacity and not in his capacity as an individual.

EXECUTED in duplicate originals this 1st day of August, 2007.

LESSEE:	/s/ Steven S. McGuire
Steven S. McGuire for
Biofuels Power Corporation

LESSOR:	/s/ Fred O'Connor
Fred O’Connor, Mayor
The City of Oak Ridge North

ACKNOWLEDGEMENTS

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

BEFORE ME, the undersigned authority on this day personally appeared Steven S. McGuire known to me to be the person whose name is subscribed above, being by me duly sworn did say that he is the person whose signature appears above.

TO CERTIFY WHICH WITNESS my official signature and seal of office this 1st day of August 2007.

/s/ Kristi Bomar
Notary Public in and for
Harris County, Texas

My Commission Expires: 10-3-08

ACKNOWLEDGEMENTS

STATE OF TEXAS	§
§
COUNTY OF MONTGOMERY	§

BEFORE ME, the undersigned authority on this day personally appeared Fred O'Connor known to me to be the person whose name is subscribed above, being by me duly sworn did say that he is the person whose signature appears above.

TO CERTIFY WHICH WITNESS my official signature and seal of office this 1st day of August, 2007.

/s/ Sylvia Jones
Notary Public in and for
Harris County, Texas

My Commission Expires: Jan. 10, 2008